Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230723

PROSPECTUS SUPPLEMENT

(to Prospectus dated April 12, 2019)

Up to $18,900,000

Common Stock

We have entered into an Equity Distribution Agreement, dated March 27, 2020, with JMP Securities LLC, or JMP Securities, relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the Equity Distribution Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $50.0 million from time to time through JMP Securities as the sales agent. This prospectus supplement is only offering shares of our common stock having an aggregate offering price of up to $18.9 million. We will be required to file another prospectus supplement in the event we want to offer more than $18.9 million of shares of our common stock in accordance with the terms of the Equity Distribution Agreement.

Our common stock is currently listed on the Nasdaq Global Market under the symbol “ALT.” On March 25, 2020, the last reported sale price of our common stock was $3.43.

As of March 6, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $56.99 million, which was calculated based on 14,997,289 shares of our outstanding common stock held by non-affiliates at a price of $3.80 per share, the closing price of our common stock on such date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell shares pursuant to this Prospectus Supplement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the 12 calendar months prior to, and including, the date of this Prospectus Supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. JMP Securities will act as sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between JMP Securities and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

JMP Securities will be entitled to compensation at a commission rate equal to 3.0% of the aggregate gross sales. In connection with its sale of common stock on our behalf, JMP Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of JMP Securities will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this prospectus supplement, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

JMP Securities

The date of this prospectus supplement is March 27, 2020.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a “shelf” registration statement on Form S-3 that we filed with the SEC and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated April 12, 2019, including the documents incorporated by reference into it, provides more general information. Generally, when we refer to this “prospectus,” we are referring to both parts of this document combined.

This prospectus supplement relates only to an offering of up to $18.9 million of shares of our common stock through JMP Securities. These sales, if any, will be made pursuant to the terms of the Equity Distribution Agreement entered into between us and JMP Securities on March 27, 2020, a copy of which is incorporated by reference into this prospectus supplement.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Incorporation of Documents by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus supplement and the accompanying prospectus is inconsistent with statements made in the accompanying prospectus or in any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and JMP Securities has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and JMP Securities is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement, and the accompanying prospectus and in our Annual Report for the year ended December 31, 2019, as filed with the SEC on March 27, 2020, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

General information about us can be found on our website at www.altimmune.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-7 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Business

Overview

Altimmune, Inc. is a clinical stage biopharmaceutical company focused on developing treatments for liver disease and immune modulating therapies. Our diverse pipeline of product candidates includes next generation peptide therapeutics for non-alcoholic steatohepatitis (“NASH”) (ALT-801) and chronic hepatitis B (HepTcell), conjugated immunostimulants for the treatment of cancer (ALT-702) and intranasal vaccines (NasoVAX, NasoShield and AdCOVID).

Our business is the result of a merger between PharmAthene, Inc. (“PharmAthene”) and the business previously known as Altimmune, Inc. (“Private Altimmune”). In May 2017, Private Altimmune merged with PharmAthene pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) dated January 18, 2017, among Private Altimmune, PharmAthene, its wholly owned acquisition subsidiaries Mustang Merger Sub Corp I Inc. (“Merger Sub Corp”) and Mustang Merger Sub II LLC (“Merger Sub LLC”). Pursuant to the Merger Agreement, Merger Sub LLC agreed to acquire 100% of the outstanding capital stock of Private Altimmune in a reverse triangular merger and reorganization pursuant to section 368(a) of the Internal Revenue Code (the “Mergers”). Prior to the Mergers, PharmAthene was a publicly traded biodefense company engaged in Phase 2 clinical trials in developing SparVax-L, an investigational anthrax vaccine.

On May 4, 2017, Private Altimmune and PharmAthene closed the Mergers in accordance with the terms of the Merger Agreement. Upon the closing of the Mergers, (i) Merger Sub Corp merged with and into Private Altimmune, with Private Altimmune remaining as the surviving corporation; (ii) Private Altimmune then merged with and into Merger Sub LLC, with Merger Sub LLC (renamed as “Altimmune LLC”) remaining as the surviving entity; and (iii) PharmAthene was renamed as “Altimmune, Inc.” Upon closing of the Mergers, all equity instruments of Private Altimmune were exchanged for corresponding equity instruments of PharmAthene. Except where the context indicates otherwise, references to “we,” “us,” “our,” “Altimmune” or the “Company” refer, for periods prior to the completion of the Mergers, to Private Altimmune and its subsidiaries, and for periods following the completion of the Mergers to the combined company and its subsidiaries.

ALT-801

We completed an acquisition in July 2019 to acquire all of the equity interests of Spitfire Pharma, Inc. (“Spitfire”). Spitfire was a privately held, preclinical pharmaceutical company with the primary asset being a novel peptide-based dual GLP-1/glucagon receptor agonist for the treatment of NASH. We refer to this product candidate as ALT-801, and it is designed to treat the metabolic dysfunction that causes non-alcoholic steatohepatitis. NASH, the most severe form of non-alcoholic fatty liver disease (“NAFLD”), involves multiple metabolic pathways leading to the abnormal accumulation of liver fat, toxic lipid metabolites, and inflammation,

leading to fibrosis or eventually liver cancer. As observed in a well-established model of the disease, ALT-801 is capable of inducing significant weight loss with concomitant decreases in liver fat, inflammation and fibrosis. We plan to advance ALT-801 into Phase 1 development in 2020.

HepTcell

HepTcell is an immunotherapeutic product candidate for patients chronically infected with the hepatitis B virus (“HBV”). It is designed to drive CD4+ and CD8+ T-cell responses against all HBV genotypes in patients of all ethnic backgrounds. Stimulating T-cell responses in chronically infected HBV patients has been challenging because chronic infection with HBV strongly diminishes T-cell immunity directed against the virus. HepTcell focuses the immune system on discrete highly conserved regions of the HBV proteome. We believe our approach allows HepTcell to break immune tolerance by activating T-cells against critical viral sequences with decreased probability of immune escape due to viral mutation. HepTcell is based on our synthetic peptide technology platform and is given by intramuscular injection. In 2018, we completed a Phase 1 trial in the United Kingdom and South Korea in patients with chronic HBV. The HepTcell Phase 1 trial was a double-blinded, placebo-controlled, randomized, dose-escalation study that enrolled 61 subjects with chronic HBV who were HBeAg-negative and well-controlled on licensed antivirals. A total of 41 patients received one of two dose levels of HepTcell, with and without IC31TM, a depot-forming TLR9 adjuvant developed by Valneva SE, while 20 control patients received either placebo or IC31 alone. Patients received three injections each 28 days apart and were followed for six months after the final dose. All dose combinations showed excellent tolerability and met the primary endpoint of safety. In the two adjuvanted HepTcell arms, T-cell responses against HBV markedly increased over baseline compared to placebo. We plan to advance HepTcell into Phase 2 development in 2020.

ALT-702

ALT-702 is an investigational tumor immunostimulant designed to act locally to reverse local immunosuppression within the tumor microenvironment and stimulate systemic antitumor immune responses. The ALT-702 technology is a novel synthetic peptide conjugate technology platform designed to retain and concentrate immunostimulants within a tumor potentially leading to enhanced immune stimulation without the risk of systemic inflammation. We believe that ALT-702 represents a new approach in immuno-oncology that may be a monotherapy or be used in conjunction with immune checkpoint inhibitors, oncolytic viruses or other approaches in immuno-oncology or improve their effectiveness. We are currently conducting preclinical studies using an aggressive tumor model based on the murine CT26 colorectal carcinoma cell line. We recently met a key preclinical milestone with the demonstration of systemic antitumor activity following intra-tumoral injection in an individual solid tumor. The aggressive tumor model involved the establishment of a tumor in each flank of a mouse. In the study, three doses of ALT-702 were injected into one tumor mass over five days with concomitant treatment with an anti-CTLA4 antibody immune checkpoint inhibitor administered intraperitoneally. Tumor regression was noted in both injected (88%) and non-injected (38%) lesions, and overall survival in the ALT-702 + anti-CTLA4 group was markedly better than either agent alone. We plan to complete ALT-702’s preclinical data set in 2020.

NasoShield

NasoShield is an anthrax vaccine product candidate designed to provide rapid and stable protection after a single intranasal administration. It is being developed with the support of the U.S. Biomedical Advanced Research and Development Authority (“BARDA”) for post-exposure prophylaxis against anthrax following exposure to aerosolized B. anthracis spores. After an individual has been exposed to the spores that cause anthrax, B. anthracis bacteria multiply and release toxins within the host. Although antibiotic therapy is effective at eliminating the actively growing bacteria, vaccination is necessary to protect against the germination of dormant spores after the cessation of antibiotic therapy. Because NasoShield is intended to protect against anthrax after a single intranasal dose, it may be a convenient and simple alternative to the only approved vaccine, which must be given as a series of three injections over 1 month. The simplified immunization route and schedule, together with the reliable stability at ambient temperature may allow NasoShield to be deployed in an anthrax event more easily and faster than the currently approved vaccine. We plan to commence a Phase 1b trial of NasoShield in the second quarter of 2020. The planned Phase 1b clinical trial builds on the Phase 1a trial completed in 2018 and will evaluate the effect of modified methods of intranasal dosing on NasoShield safety and immunogenicity. Results are expected in the fourth quarter of 2020.

NasoVAX

NasoVAX is a recombinant intranasal vaccine product candidate that is being developed for both seasonal and pandemic use. NasoVAX is believed to simultaneously activate the humoral, mucosal and cellular immune arms for a more comprehensive immune response. The data from our Phase 2a trial with a monovalent NasoVAX vaccine indicated that NasoVAX was well-tolerated and achieved 100% seroprotection with serum antibody responses, which was comparable to published results of a licensed injected influenza vaccine. Statistically significant increases in mucosal antibody were noted as well a robust T cell response directed against influenza. Approximately half of the subjects from the highest dose were evaluated between 12 and 14 months after initial dosing for additional immunogenicity assessment. The durability data show that the immune response elicited by NasoVAX was stable with no overall change in the antibody titer or level of seroprotection over an average of 13 months. The combination of serum antibody, mucosal antibody and T-cell response in combination with the durability data provides the potential for improved protection against influenza and suggests that NasoVAX could have a great impact on flu symptoms and shedding of the influenza virus. We are evaluating strategic alternatives to fund the development of NasoVAX, such as regional licensing, government funding, or co-development of the program.

AdCOVID

In February 2020, we announced the advancement of AdCOVID, a novel single-dose, intranasal vaccine using our proprietary intranasal vaccine technology, to protect against COVID-19, the disease caused by the SARS-CoV-2 virus. Based on the RespirVec vaccine platform, it is expected that AdCOVID will be able to activate the mucosal, humoral, and cellular immune arms against the virus that causes COVID-19. The excellent stability of RespirVec vaccines when combined with the simple intranasal route of administration may allow for efficient and inexpensive distribution of the vaccine. We have completed the design and synthesis of the vaccine and are now advancing it toward animal testing and manufacturing.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019. For instructions on how to find copies of these documents, see “Where You Can Find More Information” and “Incorporation of Documents by Reference”.

See the section entitled “Risk Factors” in this prospectus supplement for a discussion of some of the risks relating to the execution of our business strategy.

Corporate Information

We were incorporated in Delaware in April 2005 and subsequently changed our name to Altimmune, Inc. in May 2017 upon the completion of our merger with PharmAthene, Inc. Our principal executive offices are located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, and its telephone number is (240) 654-1450. Our Internet website is www.altimmune.com and our investor relations website is located under the “Investors” tab. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $18.9 million.

Common stock outstanding immediately following the offering
20,822,371 shares, assuming sales of 5,510,204 shares of our common stock in this offering at an offering price of $3.43 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on March 25, 2020. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Manner of offering	“At the market offering” that may be made from time to time through or to JMP Securities as sales agent or principal. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of proceeds	Our management will retain broad discretion regarding the allocation and use of the net proceeds. We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” for additional information.

Risk factors	Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.

Nasdaq Global Market symbol	“ALT”

The number of shares of common stock to be outstanding after the offering is based on 15,312,167 shares outstanding as of December 31, 2019 and excludes:

•	973,172 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2019, at a weighted average exercise price of $4.36 per share;

•	warrants to purchase an aggregate of 10,384,706 shares of our common stock at an exercise price of $4.14 per share; and

•	1,574,955 shares reserved for issuance under our 2017 Omnibus Incentive Plan and 2018 Inducement Grant Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of stock options or warrants after December 31, 2019.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Investors should carefully consider the risks described below and under the heading “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q as well as other information in this prospectus supplement and the documents incorporated by reference herein before deciding whether to invest in our securities. Such risks and uncertainties and those discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus supplement entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 5,510,204 shares of our common stock are sold during the term of the equity distribution agreement with JMP Securities at a price of $3.43 per share, the last reported sale price of our common stock on the Nasdaq Global Market on March 25, 2020, for aggregate gross proceeds of approximately $18.9 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.99 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the equity distribution agreement with JMP Securities, at any one time or in total, is uncertain.

Subject to certain limitations in the equity distribution agreement with JMP Securities and compliance with applicable law, we have the discretion to deliver placement notices to JMP Securities at any time throughout the term of the equity distribution agreement. The number of shares that are sold by JMP Securities after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with JMP Securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and quantity of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into the prospectus supplement and the accompanying prospectus contain “forward-looking statements” by us within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and include statements relating to:

•	our ability to develop and commercialize our current and future product candidates;

•

our ability to expand our pipeline of product candidates and the success of future product candidate advancements, including the success of future clinical trials, and our ability to commercialize our products;

•	the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of our product candidates;

•

funding delays, reductions in or elimination of U.S. government funding and/or non-renewal of expiring funding under our agreement with the Biomedical Advanced Research and Development Authority (“BARDA”)

•	our ability to satisfy certain technical milestones under our contracts with BARDA that would entitle us to receive additional funding over the period of the agreement;

•	delays caused by third parties challenging government contracts awarded to us;

•	the receipt of future potential payments under government contracts or grants;

•	our ability to identify potential future government contracts or grant awards;

•	our ability to obtain potential regulatory approvals on the timelines anticipated, or at all;

•	our ability to obtain additional patents or extend existing patents on the timelines anticipated, or at all;

•	our ability to identify and consummate potential future strategic partnerships or business combinations;

•	our anticipated financial or operational results;

•	our ability to obtain additional capital resources;

•	breaches of data privacy, or disruptions in our information technology systems;

•	our ability to continue to satisfy the listing requirements of the Nasdaq Global Market; and

•	risks detailed under the caption “Risk Factors” in our Annual Report and in our other reports filed with the U.S. Securities and Exchange Commission (“SEC”), from time to time hereafter.

Any forward-looking statements should be considered in light of these factors. Words such as “anticipates,” “believes,” “forecasts,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “continues,” “ongoing,” “opportunity,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions and variations, and negatives of these words, identify forward-looking statements. These forward-looking statements are based on the expectations, estimates, projections, beliefs and assumptions of our management based on information currently available to management, all of which are subject to change. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of the important factors that will determine these results and values are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.

In evaluating an investment in shares of our common stock, you should carefully consider the discussion of risks and uncertainties described under the heading “Risk Factors” contained in this prospectus supplement, and under similar headings in other documents, including in, and, and in other filings with the SEC, which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, that are incorporated by reference in this prospectus supplement. You should carefully read this prospectus supplement together with the information incorporated by reference in this prospectus supplement as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” completely and with the understanding that our actual future results may be materially different from what we expect.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by our cautionary statements. The forward-looking statements included or incorporated by reference herein are made only as of the date of this prospectus supplement (or as of the date of any such document incorporated by reference). We do not intend, and undertake no obligation, to update these forward-looking statements, except as required by law.

USE OF PROCEEDS

We may issue and sell our common stock having aggregate sales proceeds of up to $18.9 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Equity Distribution Agreement with JMP Securities as a source of financing.

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of December 31, 2019.

Our net tangible book value at December 31, 2019 was approximately $32.8 million, or $2.14 per share. After giving effect to the assumed sale of our common stock during the term of the equity distribution agreement with JMP Securities in the aggregate amount of $18.9 million at an assumed offering price of $3.43 per share, the last reported sale price of our common stock on the Nasdaq Global Market on March 25, 2020, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2019 would have been approximately $50.9 million, or $2.44 per share of common stock. This represents an immediate increase in the net tangible book value of $0.30 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.99 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$3.34
Net tangible book value per share as of December 31, 2019	$2.14
Increase in net tangible book value per share attributable to this offering	$0.30

As adjusted net tangible book value per share as of December 31, 2019, after giving effect to this offering		$2.44

Dilution per share to new investors purchasing shares in this offering		$0.99

The number of shares of common stock to be outstanding after the offering is based on 15,312,167 shares outstanding as of December 31, 2019 and excludes:

•	973,172 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2019, at a weighted average exercise price of $4.36 per share;

•	warrants to purchase an aggregate of 10,384,706 shares of our common stock at an exercise price of $4.14 per share; and

•	1,574,955 shares reserved for issuance under our 2017 Omnibus Incentive Plan and 2018 Inducement Grant Plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of stock options or warrants after December 31, 2019.

To the extent that options or warrants outstanding as of December 31, 2019 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into an Equity Distribution Agreement, or the Agreement, with JMP Securities LLC, or JMP Securities, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of up to $18,900,000 through or to JMP Securities as sales agent or principal. Sales of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common stock under the Agreement, we will notify JMP Securities of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in any one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed JMP Securities, unless JMP Securities declines to accept the terms of the notice, JMP Securities has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws, rules and regulations and the rules of Nasdaq to sell such shares of common stock up to the amount specified on such terms. The obligations of JMP Securities under the Agreement to sell our common stock are subject to a number of conditions that we must meet.

JMP Securities will provide written confirmation to us no later than the opening of the trading day on Nasdaq following the trading day in which our common stock is sold under the Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to JMP Securities in connection with the sales.

We will pay JMP Securities commissions for its services in acting as agent in the sale of our shares. JMP Securities will be entitled to compensation at a commission rate equal to 3.0% of the gross sales price per share of common stock sold under the Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse JMP Securities for certain specified expenses, including the fees and disbursements of its legal counsel in connection with entering into the transactions contemplated by the Agreement in an amount not to exceed $50,000.

We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to JMP Securities under the terms of the Agreement, will be approximately $175,000.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and JMP Securities in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and JMP Securities agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of common stock on our behalf, JMP Securities will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of JMP Securities will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to JMP Securities against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Agreement will terminate upon the termination of the Agreement as permitted therein.

JMP Securities and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, JMP Securities will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Goodwin Procter LLP. Duane Morris LLP is counsel for the sales agent in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus supplement, the prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Altimmune, Inc. The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 27, 2020; and

•

The description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Exchange Act, which was filed with the SEC on May 4, 2017, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone at the following address:

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Attention: Chief Financial Officer

(240) 654-1450

PROSPECTUS

ALTIMMUNE, INC.

$250,000,000

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We may offer and sell from time to time:

•	common stock;

•	preferred stock;

•	depositary shares representing preferred stock;

•	debt securities;

•	warrants;

•	stock purchase contracts; and

•	stock purchase units.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Global Market under the symbol “ALT.” We have not yet determined whether any of the other securities that may be offered by this prospectus and a prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market. Our principal executive offices are located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, and its telephone number is (240) 654-1450.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission and that are incorporated by reference into this prospectus or any prospectus supplement before you invest in our securities. See “Risk Factors” on page 3 of this prospectus and any risk factors contained in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 12, 2019.

ABOUT THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “Altimmune,” the “Company” and similar designations refer to Altimmune, Inc., together with its subsidiaries.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms and manner of that offering. The accompanying prospectus supplement or information incorporated by reference into this prospectus after the date of this prospectus may also add, update or change information contained in this prospectus. Any such information that is inconsistent with this prospectus will supersede the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

Neither the delivery of this prospectus nor any sale made under it implies that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date thereof and that any information incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available on the SEC’s Internet site. We maintain a website at http://www.altimmune.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or part of the accompanying prospectus.

Our common stock is listed on the Nasdaq Global Market under the ticker “ALT.”

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge from the SEC as indicated above, or from us as indicated under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC. This permits us to disclose important information to you by referring to these filed documents. Any information referred to in this way is considered part of this prospectus, and any information filed with the SEC by us after the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents that have been filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on April 1, 2019 (“Annual Report”);

•	Current Reports on Form 8-K filed with the SEC on March 8, 2019, March 11, 2019 and March 15, 2019;

•

The description of our common stock set forth in the registration statement on Form 8-A registering our common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which was filed with the SEC on May 4, 2017, including any amendments or reports filed for purposes of updating such description.

We also incorporate by reference any future filings (other than information in such documents that is not deemed to be filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with this prospectus, including exhibits that are specifically incorporated by reference in such documents. You may request a copy of such documents at no cost, by writing or telephoning us at the following address or telephone number: Altimmune, Inc., 910 Clopper Road, Suite 201S, Gaithersburg, Maryland, Attention: Chief Financial Officer. Our telephone number is (240) 654-1450.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Some of these statements can be identified by use of forward-looking words such as “believes,” “expects,” “anticipates,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans” or “estimates,” or the negative of these words, or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, or implied. Although it is not possible to predict or identify all such risks and uncertainties, they may include, but are not limited to, the factors discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases.

You should not consider this list to be a complete statement of all risks and uncertainties. You are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date such statements were first made. Except to the extent required by federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, in addition to the other information contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or incorporated by reference herein or therein, you should carefully consider the risks discussed under “Risk Factors” in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q, in any prospectus supplement related hereto, and in other information contained in our publicly available SEC filings and press releases. See “Where You Can Find Additional Information.”

ALTIMMUNE, INC.

Altimmune, Inc. is a clinical stage immunotherapeutics company focused on the discovery and development of products to stimulate robust and durable immune responses for the prevention and treatment of diseases. Our product candidates are focused in two key areas for which we have unique proprietary approaches; i) our synthetic peptide technology for cancer and infectious disease, and ii) intranasal vaccines for infectious disease. Using these technologies, we have generated preclinical and clinical product candidates that potentially represent an entirely new approach to harnessing the immune system. In addition, we plan to acquire or in-license product candidates in immunotherapeutic indications that are either synergistic or complementary to our capabilities to expand our pipeline.

We were incorporated in Delaware in April 2005 and subsequently changed our name to Altimmune, Inc. in May 2017 upon the completion of our merger with PharmAthene, Inc. Our principal executive offices are located at 910 Clopper Road, Suite 201S, Gaithersburg, Maryland 20878, and its telephone number is (240) 654-1450. Our Internet website is www.altimmune.com and our investor relations website is located under the “Investors” tab. The information on, or that can be accessed through, our website is not part of this prospectus supplement, and you should not rely on any such information in making the decision whether to purchase our common stock.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement with respect to the proceeds from the sale of the particular securities to which such prospectus supplement relates, we intend to use the net proceeds from the sale of the offered securities for general corporate purposes, including repayment or redemption of outstanding debt or preferred stock, the possible acquisition of related businesses or assets thereof, and working capital needs.

DESCRIPTION OF COMMON STOCK

Under our Amended and Restated Certificate of Incorporation, as amended, to which we refer as our “charter,” we are currently authorized to issue 200,000,000 shares of common stock, par value $.0001 per share. As of March 27, 2019, we had 13,451,105 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share of common stock held of record on all matters to be voted on by stockholders, except as otherwise provided by law or in any preferred stock designation. Our bylaws specify that, except as otherwise required by law or our charter, the presence in person or by proxy of holders of a majority of the shares entitled to vote at a meeting of stockholders will be necessary, and will constitute a quorum, for the transaction of business at such meeting. Our bylaws furthermore specify that all elections of directors will be determined by a plurality of the votes and that, except as otherwise provided by law or in the charter or bylaws, any other matter will be determined by the vote of a majority of the shares which are voted with regard to it. Holders of our common stock have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.

Transfer Agent

The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

DESCRIPTION OF PREFERRED STOCK

Under our charter, we are currently authorized to issue 1,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this prospectus, we had no shares of preferred stock outstanding.

Under our charter, our board of directors is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions as it may determine in the resolution or resolutions providing for the issue of such series (to which we also refer as a “preferred stock designation”) and as may be permitted by the Delaware General Corporation Law. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares of preferred stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series of preferred stock, unless a vote of any such holders is required pursuant to any preferred stock designation.

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from the information described in this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from the information in this prospectus, you should rely on the information in the prospectus supplement. A copy of our charter has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus is a part. A certificate of designations will specify the terms of the preferred stock being offered, and will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference from a report that we file with the SEC.

The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

The following description of our preferred stock, together with any description of our preferred stock in a related prospectus supplement, summarizes the material terms and provisions of the preferred stock that we may sell under this prospectus. We urge you to read the applicable prospectus supplement(s) related to the particular series of preferred stock that we sell under this prospectus and to the actual terms and provisions contained in our charter (certificate of designations) and bylaws, each as amended from time to time.

Terms

Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part or incorporate by reference the form of any certificate of designations that describes the terms of the series of preferred stock we are offering in connection with the issuance of the related series of preferred stock. This description of the preferred stock in the certificate of designations and any applicable prospectus supplement may include:

•	the number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative, and if cumulative the date from which distributions on the preferred stock shall accumulate;

•	right to convert the preferred stock into a different type of security;

•	voting rights, if any, attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	preemption rights, if any;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock, if material;

•	the relative ranking and preferences of the preferred stock as to dividend or other distribution rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

As set forth in the applicable supplement to this prospectus, shares of our preferred stock may rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	equally with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity, or equally, with the preferred stock; or

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, holders of our preferred stock may be entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of shares of preferred stock, common stock and other equity securities outstanding.

Voting Rights

As indicated in the applicable supplement to this prospectus, and as otherwise required under Delaware law, holders of our preferred stock may or may not have voting rights.

Liquidation Preference

As indicated in the applicable supplement to this prospectus, upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock may be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they may be entitled, the holders of preferred stock may have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity securities may share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets may be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into, such as common stock, debt securities, warrants or units consisting of one or more of such securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events, if any, requiring an adjustment of the conversion price and provisions, if any, affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the Deposit Agreement and the depositary receipt relating to the preferred stock that is attached to the Deposit Agreement. You should read these documents as they, and not this description, define your rights as a holder of depositary shares. Forms of these documents have been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

General

If we elect to offer fractional interests in shares of preferred stock, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preferred stock. We will deposit the shares of preferred stock underlying the depositary shares under a Deposit Agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the Deposit Agreement.

The Deposit Agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preferred stock underlying the depositary shares in proportion to the applicable fractional interest in the underlying shares of preferred stock. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preferred stock according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The Deposit Agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preferred stock will be available to the holders of the depositary shares.

Conversion, Exchange and Redemption

If any series of preferred stock underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem, at the same time, the number of depositary shares representing the preferred stock. The depositary will redeem the depositary shares from the proceeds it receives from the corresponding redemption, in whole or in part, of the applicable series of preferred stock. The depositary will mail notice of redemption to the record holders of the depositary shares that are to be redeemed between 30 and 60 days before the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share on the applicable series of preferred stock. If less than all the depositary shares are to be redeemed, the depositary will select which shares to be redeemed by lot, proportionate allocation or any other method.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

When the depositary receives notice of a meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the shares of preferred stock underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Record Date

Whenever (1) any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall be offered with respect to the preferred stock, or (2) the depositary shall receive notice of any meeting at which holders of preferred stock are entitled to vote or of which holders of preferred stock are entitled to notice, or of the mandatory conversion of or any election on our part to call for the redemption of any preferred stock, the depositary shall in each such instance fix a record date (which shall be the same as the record date for the preferred stock) for the determination of the holders of depositary receipts (x) who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or (y) who shall be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or of such redemption or conversion, subject to the provisions of the Deposit Agreement.

Amendments

We and the depositary may agree to amend the Deposit Agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the Deposit Agreement or (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the Deposit Agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a Deposit Agreement will automatically terminate if:

•	the depositary has redeemed all related outstanding depositary shares, or

•	we have liquidated, terminated or wound up our business and the depositary has distributed the preferred stock of the relevant series to the holders of the related depositary shares.

The depositary may likewise terminate the Deposit Agreement if at any time 60 days shall have expired after the depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices (other than notice of such termination) or perform any further acts under the Deposit Agreement except as provided below and except that the depositary will continue (1) to collect dividends on the preferred stock and any other distributions with respect thereto and (2) to deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for depositary receipts surrendered. At any time after the expiration of two years from the date of termination, the depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts which have not been surrendered.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the Deposit Agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our amended and restated certificate of incorporation to furnish to the holders of the preferred stock. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the Deposit Agreement. The Deposit Agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the Deposit Agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The indentures will be qualified under the Trust Indenture Act.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which an accompanying prospectus supplement may relate. The particular terms of the debt securities offered by an accompanying prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the accompanying prospectus supplement relating thereto and the following description. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part.

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture).

Except as set forth in the applicable indenture and described in an accompanying prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of the board of trustees or as established in the applicable indenture. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series.

The accompanying prospectus supplement relating to any series of debt securities being offered will contain their specific terms, including, without limitation:

•	their title and whether they are senior securities or subordinated securities;

•	their initial aggregate principal amount and any limit on their aggregate principal amount;

•

the percentage of the principal amount at which they will be issued and, if other than 100% of the principal amount, the portion of the principal amount payable upon declaration of acceleration of their maturity;

•

the terms, if any, upon which they may be convertible or exchangeable into our common stock, other securities or other property and the terms and conditions upon which a conversion or exchange will be effected, including the initial conversion or exchange price or rate and the conversion or exchange period, any adjustments to the foregoing and any requirements relative to the reservation of shares for purposes of conversion or exchange;

•	if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or preferred stock into which they are convertible or exchangeable;

•	the date or dates, or the method for determining the date or dates, on which the principal will be payable;

•	the rate or rates (which may be fixed or variable), or the method for determining the rate or rates, at which they will bear interest, if any;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which any interest will be payable, the regular record dates for the interest payment dates, or the method by which the date will be determined and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal (and premium, if any) and interest, if any, will be payable, or the method of such payment, if by wire transfer, mail or other means;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which they may be redeemed, as a whole or in part, at our option, if we are to have the option;

•

our obligation, if any, to redeem, repay or purchase them pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, the price or prices at which and the terms and conditions upon which they will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

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if other than U.S. dollars, the currency or currencies in which they are denominated and in which any payments of principal (and premium, if any) or interest, if any, are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions;

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whether the payments of principal (and premium, if any) or interest, if any, may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which the amounts will be determined;

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any additions to, modifications of or deletions from their terms with respect to the events of default, to the rights of the trustee or the holders to declare the principal amount thereof due and payable, or to the covenants, in each case as set forth in the indenture;

•	any provisions for collateral security for their repayment;

•	any provisions relating to guarantees;

•	any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents;

•	whether they will be issued in certificated or book-entry form;

•	the date any temporary global security will be dated if other than the date of original issuance of the first security of such series to be issued;

•	if issued in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and/or terms of such certificates, documents or conditions;

•	if to be issued upon the exercise of debt warrants, the time, manner and place to be authenticated and delivered;

•	the denominations if other than $1,000 and any integral multiple thereof;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•

whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem them in lieu of making the payment; and

•	any other terms and any deletions from or modifications or additions to the applicable indenture.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to debt securities will be described in the accompanying prospectus supplement.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Investors should review the accompanying prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with or merge into, or convey, transfer or lease all or substantially all of our properties and assets to any other person (as defined therein), provided that:

•

we are the continuing person, or the successor person (if other than the Company) formed by or resulting from any consolidation or merger or which has received the transfer of our assets will be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes by supplemental indenture our obligations on the applicable debt securities and under the indenture;

•	immediately after giving effect to the transaction, no event of default under the applicable indenture will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions will be delivered to the trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the accompanying prospectus supplement.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to a series of debt securities issued under the indenture. These “events of default” are likely to include (with grace and cure periods):

•	our failure to pay any installment of interest;

•	our failure to pay the principal (or premium, if any) at maturity;

•	our failure to make any required sinking fund payment;

•	our breach of any other covenant or warranty contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a different series of debt securities); and

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any substantial part of our property.

If an event of default resulting from certain events of bankruptcy described in the indenture occurs, all outstanding debt securities of that series will become due and payable immediately. If any other event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

•	the rescission would not conflict with any judgment or decree; and

•

all events of default, other than the non-payment of accelerated principal, interest or premium (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to the series and its consequences, except a:

•	continuing payment default; or

•	covenant default that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within a certain number of days of a default under the applicable indenture unless the default has been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series) if specified responsible officers of the trustee consider withholding the notice to be in the interest of the holders.

Each indenture will prohibit the holders of debt securities of any series from instituting any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for a certain period of time after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding debt securities of such series, as well as the furnishing of indemnity reasonably satisfactory to it. This provision will not prevent any holder of debt securities from instituting a suit to enforce the payment of the principal of (and premium, if any) and interest on the debt securities at the respective due dates thereof.

Subject to the indenture, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders furnish the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. However, a trustee may refuse to follow any direction, which is in conflict with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

Within a certain period of time of the close of each fiscal year, we will be required to deliver to each trustee, a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status thereof.

Modification of the Indenture

The indenture will likely provide that it may be modified or amended, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture affected by the modification or amendment, provided that no modification or amendment may, without the consent of each affected holder of the debt securities:

•

change the stated maturity date or reduce the principal amount of, or the rate of interest on, or reduce the premium payable on the redemption or required repurchase or change the date on which any debt security may or must be redeemed, repaid ore required to be repurchased;

•	change the currency of payment of principal of (or premium, if any) or interest on the debt securities;

•	impair the right of any holder of debt securities to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security;

•	reduce the above-stated percentage of holders of the debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of the outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in the indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action. Under certain circumstances, we and the trustee may make modifications and amendments to an indenture without the consent of any holders of outstanding debt securities.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable accompanying prospectus supplement.

Conversion of Debt Securities

The terms and conditions, if any, upon which any debt securities are convertible or into our common stock or preferred stock will be set forth in the applicable accompanying prospectus supplement. The terms will include:

•	whether the debt securities are convertible into our common stock or preferred stock;

•	the conversion price (or the manner of calculating the price);

•	the conversion period;

•	the events requiring an adjustment to the conversion price and provisions affecting conversion if the debt securities are redeemed; and

•	any restrictions on conversion.

Subordination

Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture to the prior payment in full of all senior securities. No payment of principal or interest will be permitted to be made on subordinated securities at any time if any payment default or any other default which permits accelerations exists. After all senior securities are paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the right of holders of senior securities to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior securities. By reason of any subordination, in the event of a distribution of assets upon our insolvency, some of our general creditors may recover more, ratably, than holders of subordinated securities. The accompanying prospectus supplement or the information incorporated herein by reference will contain the approximate amount of senior securities outstanding as of the end of our most recent fiscal quarter.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form. The global securities will be deposited with a depositary, or with a nominee for a depositary, identified in the accompanying prospectus supplement. In this case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific material terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable accompanying prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons or participants that have accounts with the depositary. The accounts to be credited will be designated by any underwriters or agents participating in the distribution of the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security, with respect to interests of participants, or by participants or persons that hold through participants, with respect to interests of persons other than participants. So long as the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture; provided, however, that for purposes of obtaining any consents or directions required to be given by the holders of the debt securities, we, the trustee and our agents will treat a person as the holder of the principal amount of debt securities as specified in a written statement of the depositary. Except as set forth herein or otherwise provided in the accompanying prospectus supplement, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustee nor any paying agent for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, upon receipt of any payment of principal, premium, if any, or interest will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within the period of time set forth in the indenture, we will issue the debt securities in definitive form in exchange for the global security. In addition, we may at any time, and in our sole discretion, determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of the series in definitive form in exchange for all of the global security or securities representing the debt securities.

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The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in debt securities represented by global securities.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant agreement, which may include a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summary of material provisions of the warrants and the warrant agreements are subject to all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and/or warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to warrants being offered, which may include:

•	the offering price and aggregate number of warrants offered;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant, the price at which these shares may be purchased upon such exercise and whether such exercise may be on a cashless basis;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	federal income tax consequences of holding or exercising the warrants, if material;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will likely not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and any warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant or warrant certificate are exercised, then we will issue a new warrant or warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and requiring us to sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and either (x) senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, or (y) debt obligations of third parties, including U.S. Treasury securities, in each case, securing the holder’s obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, or prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which such prepaid securities will be issued.

PLAN OF DISTRIBUTION

Altimmune may sell common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts or stock purchase units in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents;

•	through a combination of any of these methods of sale; or

•	any other method permitted pursuant to applicable law.

Altimmune may also sell it securities, including shares of its common stock, in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent, but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal, and resale by such broker-dealer for its own account pursuant to an accompanying prospectus supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Global Market or other stock exchange, quotation system or over-the-counter market rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets.

For each offering of securities, the applicable prospectus supplement or other offering materials relating to the offering will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the net proceeds to Altimmune from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

•	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security;

•

a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering; and

•

a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the New York Stock Exchange, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, Altimmune will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by Altimmune to one or more institutional purchasers, or through agents designated by Altimmune from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Altimmune to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Other than our common stock, which is listed on the Nasdaq Global Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Market, subject to official notice of issuance. Any underwriters to whom Altimmune sells securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

LEGAL MATTERS

Unless otherwise stated in an accompanying prospectus supplement, Morrison & Foerster LLP, Boston, Massachusetts, will provide us with an opinion as to the legality of the securities offered under this prospectus. Counsel representing any underwriters, dealers or agents will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Altimmune, Inc. appearing in Altimmune, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance on such report given on the authority of said firm as experts in accounting and auditing.

$18,900,000

Common Stock

PROSPECTUS SUPPLEMENT

JMP Securities

March 27, 2020